Exhibit (3).1

                            ARTICLES OF MERGER

                                    OF

                    SOUTH ALABAMA BANCORPORATION, INC.
                        (a Delaware corporation)

                              WITH AND INTO

                              SAB NEWCO, INC.
                         (an Alabama corporation)



     These Articles of Merger are made this 20th day of December, 1996, by SAB NEWCO, INC., an Alabama corporation ("Newco"), with respect to its merger with SOUTH ALABAMA BANCORPORATION, INC., a Delaware corporation ("SAB"), with Newco to be the surviving corporation.

                                ARTICLE ONE
     The Plan of Merger is attached hereto as Exhibit A and made a part hereof by this reference.

                                ARTICLE TWO
     Each corporation has authorized only one class of stock with shares outstanding that are entitled to vote on this merger; and, as to each corporation, the number of shares outstanding and the class thereof are as follows:

                              TOTAL NUMBER
                              OF SHARES
NAME OF CORPORATION           OUTSTANDING         CLASS

SAB                           4,227,136           Common
Newco                         100                 Common

                               ARTICLE THREE

     As to each corporation, the number of shares voted for and against the Plan of Merger, respectively, are as follows:

                                                       TOTAL
                                                       SHARES
                              TOTAL SHARES             VOTED
NAME OF CORPORATION           VOTED FOR                AGAINST

SAB                           3,331,614                0
NEWCO                         100                      0


                               ARTICLE FOUR
    The merger was duly approved by the respective shareholders of each of the undersigned corporations entitled to vote on this merger.

                               ARTICLE FIVE
    The Articles of Incorporation of Newco, the only Alabama corporation a party to this merger, are filed in Mobile County, Alabama.

                                ARTICLE SIX
    The merger shall be effective at midnight on December 31, 1996.


    IN WITNESS WHEREOF, the undersigned corporation has caused these Articles of Merger to be executed in its name by its duly authorized officer on this 20th day of December, 1996.

                             SAB NEWCO, INC., an Alabama corporation




                             By:    /s/W. Bibb Lamar, Jr.
                                    W. BIBB LAMAR, JR.
                                    As its President

ATTEST:


/s/F. Michael Johnson
F. MICHAEL JOHNSON
Secretary







This instrument was prepared by:

Brooks P. Milling, Esq.
Hand Arendall, L.L.C.
3000 First National Bank Building
Mobile, Alabama  36602


                                                         Exhibit A
                              PLAN OF MERGER

                                    OF

                    SOUTH ALABAMA BANCORPORATION, INC.
                         (a Delaware corporation)

                               WITH AND INTO

                              SAB NEWCO, INC.
                         (an Alabama corporation)



                                 ITEM ONE
     This Plan of Merger shall be effective at midnight on December 31, 1996. Upon the effectiveness hereof, South Alabama Bancorporation, Inc., a Delaware corporation ("SAB"), shall merge with and into SAB Newco, Inc., an Alabama corporation ("Newco"), which is a wholly owned subsidiary of SAB. Newco, the surviving corporation, shall continue to exist under, and be governed by, the laws of the State of Alabama.

                                 ITEM TWO
     The Articles of Incorporation of Newco, as amended hereby, shall continue to be the Articles of Incorporation of the surviving corporation.

                                ITEM THREE
     The manner and basis of converting shares of SAB into shares of Newco are as follows:
     (a) Each share of common stock of SAB ($.01 par value) shall, upon the effective date of the merger, without further action, be converted into one
(1) share of common stock of Newco ($.01 par value).

     (b) Each outstanding certificate representing a share or shares of SAB common stock will, upon and after the effective date of the merger, and without any action on the part of the holder, represent the same number of shares of Newco common stock (i.e., a certificate representing one share of SAB common stock will represent one share of Newco common stock).

                                 ITEM FOUR
     The officers of the surviving corporation, upon proper adoption and approval of this Plan of Merger and the filing and recording of the certificates and articles of merger required by law to be made, filed and recorded, shall take any and all other steps which they may deem necessary or appropriate, if any, to effectuate the acquisition by the surviving corporation of the assets of every character and description now owned by the merging corporation.

                                 ITEM FIVE
     The current bylaws of Newco shall continue as the bylaws of the surviving corporation until amended or repealed as provided by law.


                                 ITEM SIX
     The present directors and officers of SAB shall, upon the effective date of the merger, become the directors and officers of the surviving corporation until their successors shall have been elected and qualified as provided in the bylaws of the surviving corporation.

                                ITEM SEVEN
     The Articles of Incorporation of Newco shall be amended as follows:

     Article One shall be amended to read:
          "The name of the corporation shall be South Alabama
          Bancorporation, Inc."

                                ITEM EIGHT
     Newco shall be subject to service of process in Delaware in any proceeding for enforcement of any obligation of SAB, as well as for any obligation of Newco, arising from the merger, and Newco irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceeding related thereto, with any process so served to be sent to Newco at:

          South Alabama Bancorporation, Inc.
          Attention: F. Michael Johnson
          100 St. Joseph Street
          Mobile, AL 36602


                                 ITEM NINE
     The 100 shares of its own stock which Newco shall own after the merger shall be cancelled and converted to the status of authorized but unissued shares.